As Filed With the Securities and Exchange Commission on October 22, 2007
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933

                             BOREAL PRODUCTIONS INC.
                 (Name of Small Business Issuer in Its Charter)

          NEVADA                                  7822                             26-1134956
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

           8017 Kenyon Avenue
         Los Angeles, CA  90045             (225) 208-1002        (225) 208-1002
(Address of principal Executive Offices)   (Telephone Number)      (Fax Number)

            Andrea Fehsenfeld
           8017 Kenyon Avenue
         Los Angeles, CA  90045             (225) 208-1002        (225) 208-1002
(Name and Address of Agent for Service)    (Telephone Number)      (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered          Share         Price (2)        Fee (1)
--------------------------------------------------------------------------------
Common Stock
$0.001 par value     3,000,000          $0.015         $45,000          $1.38
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                             BOREAL PRODUCTIONS INC.
                      3,000,000 SHARES AT $0.015 PER SHARE

This is our initial public offering. We are registering a total of 3,000,000 shares of our common stock. There is no minimum number of shares required to be purchased by each investor. The shares being offered are on a self-underwritten, "best effort", all or none basis. The shares will be sold on our behalf by our director, Andrea Fehsenfeld. She will not receive any commissions or proceeds from the offering for selling the shares on our behalf. All of the shares being registered will be sold at a price per share of $0.015 for the duration of the offering. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares being sold by the company in this offering. If all the shares being offered are not sold and the total amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction.

The shares being offered by the Company will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our director for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

Boreal Productions is a development stage company and currently has no operations. Any investment in the shares of common stock offered herein involves a high degree of risk. You should only make a purchase if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for Boreal Productions which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, CURRENT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              Underwriting      Per Share          Number
           Per Share          discounts         Proceeds         of Shares
         Price to public    and commissions    to Company     Available for Sale
         ---------------    ---------------    ----------     ------------------

            $ 0.015              $0.00           $ 0.015           3,000,000

Total       $45,000              $0.00           $45,000           3,000,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comment and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                       3
     General Information                                                    3
     Offering                                                               3
RISK FACTORS                                                                4
FORWARD LOOKING STATEMENTS                                                  7
USE OF PROCEEDS                                                             7
DETERMINATION OF OFFERING PRICE                                             8
DILUTION                                                                    8
PLAN OF DISTRIBUTION                                                        9
     Terms of the Offering                                                  9
     Procedures and Requirements for Subscribing                           10
LEGAL PROCEEDINGS                                                          10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             11
DESCRIPTION OF SECURITIES                                                  12
INTEREST OF NAMED EXPERTS AND COUNSEL                                      12
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                                 13
ORGANIZATION WITHIN LAST FIVE YEARS                                        13
DESCRIPTION OF OUR BUSINESS                                                13
     Business Overview                                                     13
     Competition                                                           14
     Patents and Trademarks                                                14
     Need for Any Government Approval of Principal Products                15
     Research and Development                                              15
     Employees                                                             15
     Reports to Security Holders                                           15
PLAN OF OPERATION                                                          16
DESCRIPTION OF PROPERTY                                                    20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             21
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   21
EXECUTIVE COMPENSATION                                                     23
FINANCIAL STATEMENTS                                                       24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE     24

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Boreal" and "Boreal Productions" are to Boreal Productions Inc.

Boreal Productions was incorporated in the State of Nevada on September 25, 2007. We were formed to option feature films and TV projects and then package them to sell at a profit to various studios and production companies. We are a development stage company and have not yet opened for business or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank, consisting of $9,000 in cash generated from the issuance of shares to our founders.

Our administrative offices are currently located at 8017 Kenyon Avenue, Los Angeles, CA. We are looking at upgrading our office space to accommodate more people and anticipate signing a lease with the lease to commence January or February 1, 2008 for a term of one year with a renewal option for a further one year at the end of the term. Our current office space and monthly expenses are approximately $400.00 US including utilities. Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is September 30th.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities Being Offered      3,000,000 Shares of common stock, par value $.001.

Offering Price per Share      $.015

Offering Period               The shares are being offered for a period not to
                              exceed 180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company   $ 45,000

Use of Proceeds               We intend to use the proceeds to pay for options
                              and to expand our business operations.

Number of Shares Outstanding
Before the Offering:          3,000,000

Number of Shares Outstanding
After the Offering:           6,000,000

Our officer, director, control persons and/or affiliates do not intend to purchase any shares in this offering.

                                  RISK FACTORS

AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE SHARES. FOLLOWING ARE WHAT WE BELIEVE ARE ALL OF THE MATERIAL RISKS INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS ASSOCIATED WITH OUR COMPANY:

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated in September 2007; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the production industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to purchase/option quality material and develop it into projects that will earn revenue. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.

The only cash currently available is the cash paid by our founder for the acquisition of her shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

     1.   abandon our business plans, cease operations and go out of business;
     2.   continue to seek alternative and acceptable sources of capital;
     3.   bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. In addition, there can no guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet optioned any films or TV shows and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON CURRENT PRODUCTION APPETITES. IF THE PROJECTS WE CHOOSE TO PRODUCE DO NOT MEET THE CRITERIA OF DISTRIBUTION PARTNERS, THE ABILITY TO GENERATE REVENUE WILL BE MINIMIZED.

The production industry worldwide is in a favorable position. The demand for quality entertainment worldwide is reaching record levels. If this appetite diminishes, there will be less demand and we could find ourselves with properties that no one is willing to purchase.

THE LOSS OF ANDREA FEHSENFELD OR OTHER KEY MANAGEMENT PERSONNEL WOULD HAVE AN ADVERSE IMPACT ON OUR FUTURE DEVELOPMENT AND COULD IMPAIR OUR ABILITY TO SUCCEED.

Our performance is substantially dependent upon the creative expertise of our President, Andrea Fehsenfeld, and our ability to hire and retain qualified personnel. It may be difficult to find sufficiently qualified individuals to replace Andrea Fehsenfeld if we were to lose her services. The loss of Andrea Fehsenfeld or any of our future key management personnel could have a material adverse effect on our business, development, financial condition, and operating results.

COMPETITION IN THE PRODUCTION INDUSTRY IS STRONG. IF WE CAN NOT SUCCESSFULLY COMPETE, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

The production industry has always had a strong lure for people interested in Hollywood. We will compete against a large number of well-established studios with greater product and name recognition and with substantially greater financial and marketing capabilities than ours, as well as against a large number of small specialty producers. Our competitors include, by way of example, Columbia, Paramount, NBC, ABC and other well-known and respected companies. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot, our business will be adversely affected.

RISKS ASSOCIATED WITH THIS OFFERING:

BUYING LOW-PRICED PENNY STOCKS IS VERY RISKY AND SPECULATIVE.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 12.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, acquaintances and relatives; however, there is no guarantee that she will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock. There is presently no public market for the shares being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired her shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.015 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.009 per share, $.006 less than what you paid for them.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are the good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the gross proceeds to us will be $45,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

               Total Proceeds                             $45,000

               Proceeds to Us:                            $45,000
                                                          -------

               Rent and Utilities                           4,800
               Wages and Salaries                           2,000
               Inventory (optioned materials)              21,000
               Advertising and Marketing (trips)           10,000
               Office Equipment and Furniture               1,000
               Accounting and Legal                         5,000
               Office and Administration                      700
               Working Capital                                500
                                                          -------
               Total Net Proceeds                         $45,000
                                                          =======

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of September 30, 2007, the net tangible book value of our shares was $8,374 or $.003 per share, based upon 3,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $45,000, the net tangible book value of the 6,000,000 shares to be outstanding will be $53,374, or approximately $.009 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (3,000,000 shares) will be increased by $.006 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.015 per Share) of $.006 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.009 per share, reflecting an immediate reduction in the price they paid for their shares.

After completion of the offering, the existing shareholder will own 50% of the total number of shares then outstanding, for which she will have made an investment of $9,000, or $.003 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $45,000, or $0.015 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                         $0.015
     Net Tangible Book Value Prior to this Offering          $ .003
     Net Tangible Book Value After Offering                  $ .009
     Immediate Dilution per Share to New Investors           $ .006

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
     Existing
     Stockholder        $ .003       3,000,000           50%         $ 9,000

     Investors in
     This Offering      $ .015       3,000,000           50%         $45,000

                              PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer, director, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $.015 per Share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $45,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Boreal Productions Inc.

                                LEGAL PROCEEDINGS

Boreal Productions is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The director and officer of Boreal Productions Inc., who will hold her offices until death, resignation, retirement, removal, disqualification, or until a time as her successor(s) shall be elected and qualified is as follows:

     Name and Address             Age                 Position(s)
     ----------------             ---                 -----------

     Andrea Fehsenfeld            38         President, Secretary, Treasurer
     8017 Kenyon Avenue                      Director, CEO & CFO
     Los Angeles, CA 90045

The person named above has held her offices/positions since inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The named officer and director is our only officer, director, promoter and control person.

No current or former executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

BACKGROUND INFORMATION ABOUT OUR SOLE OFFICER AND DIRECTOR

ANDREA FEHSENFELD has been President of Free Form Productions since 1999 and has been active in the production industry during this time. She has overseen over 100 productions with clients from Asia, the US, Canada, Europe and South America. She has been a member of Women in Film, the Motion Picture Industry Association and the AICP (American Commercial Producers).

Andrea Fehsenfeld attended Langara College and received a Sales and Marketing diploma in 1992. Prior to running Free Form Productions, Ms. Fehsenfeld spent seven years in the finance industry, running her own financial planning business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------

Andrea Fehsenfeld              3,000,000     3,000,000       100%         50%
8017 Kenyon Avenue
Los Angeles, CA 90045

All Officers and
 Directors as a Group          3,000,000     3,000,000       100%         50%

----------
(1) The person named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/her direct and indirect holdings in the Company.

FUTURE SALES BY EXISTING STOCKHOLDER

A total of 3,000,000 shares have been issued to the existing stockholder, all of which are held by our officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any existing plans to sell her shares at any time after this offering is complete.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 50% of our outstanding shares and the purchasers in this offering will own 50%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the year ended September 30, 2007 included in this prospectus have been audited by George Stewart, CPA. We include the financial statements in reliance on his reports, given upon his authority as an expert in accounting and auditing.

Gary Blum, Esq., has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the state of Nevada on September 25, 2007. Andrea Fehsenfeld was appointed sole officer and director. At that time the board of directors voted to seek capital and begin development of our business plan. We received our initial funding of $9,000 through the sale of common stock to Ms. Fehsenfeld who purchased 3,000,000 shares of common stock at $0.003 per share.

                             DESCRIPTION OF BUSINESS

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS:

Our planned principal products will be feature films and television series designed for the North American market.

We intend to option scripts and treatments to package the projects and sell to them to various studios and production companies. Our choice of projects will vary dependant upon market trends and interests. The entertainment sector is booming as an exploding television and internet landscape are increasing the demand for quality filmed material.

The projects we package will have the opportunity to generate revenue not just in North America but also in the foreign and ancillary markets. TV series can syndicate both locally and globally and films can be shown in a variety of markets for years, which provide an on going source of revenue, often in perpetuity. This will make them very attractive to possible buyers.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES:

We initially plan to attend the various film and TV markets in North America and Europe to source the projects we choose to option. Once we have sourced a number of projects, we will begin the packaging process, which involves many pre production activities such as securing appropriate cast and above the line talent (directors etc).

Either before or once the projects are completely packaged we will to speak to various broadcasters, studios and specialized distributors about purchasing the packaged projects.

The typical revenues secured during selling off the packaged projects vary based on the scope and subject matter of the project, who is attached and what audience the piece is targeted towards. As a rule, we are seeking a 10-20% mark up on our costs.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE:

We currently have no new publicly announced products or services.

COMPETITIVE BUSINESS CONDITIONS AND OUR COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION:

The production industry allows for smart newcomers to earn revenue via packaging of projects and then selling them to studios and companies eager to green light projects that are ready to go. The lack of funding for the initial optioning phase is an area of frustration for many companies starting out. By owing several concepts from the start Boreal Productions will have the leverage to parlay these into profitable projects.

We believe that our competitive strengths will be having an experienced team of producers and writers on board to shepherd the optioned projects into award winning entertainment for the clients who buy them.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS:

We will not be using raw materials in our industry.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS:

Luckily, the distribution markets for entertainment are diverse so we will never be dependant on one source for our revenue. We may sell one series to Warner and then sell a project to Disney. This variety also allows us to build up relationships with many players, thereby giving us more creative latitude with the projects we choose to option.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS, INCLUDING DURATION:

In optioning entertainment properties, we do not have to concern ourselves with any of the above, other than ensuring we are adhering to any contractual obligations we create with writers and producers during development and adhering to the union pay scales when filming in the various states.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES:

We do not require any government approval for optioning; producing or distributing the type of entrainment we plan to create.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS:

We are not subject to any government regulations.

THE AMOUNT SPENT DURING EACH OF THE LAST TWO FISCAL YEARS ON RESEARCH AND DEVELOPMENT ACTIVITIES:

We have not spent any money on research and development activities.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS (FEDERAL, STATE AND LOCAL):

We are not aware of any environmental regulations that could directly effect our operations, but no assurance can be given that environmental regulations will not, in the future, have a material adverse impact on our business.

NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL TIME EMPLOYEES:

At the present time, the company has no employees other than its officer and director who devote their time either as needed or on a full-time basis to the Company's business.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASES OR SALES OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes our audited financial information to our shareholders upon written request. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of the Securities Exchange Act of 1934. We will be subject to disclosure filing requirements including filing a Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Boreal Productions Inc.

We have generated no revenues since inception and have incurred $590 in expenses as of September 30, 2007.

The following table provides selected financial data about our company for the period from the date of incorporation through September 30, 2007. For detailed financial information, see the audited financial statements included in this prospectus.

                   Balance Sheet Data:               9/30/07
                   -------------------               -------

                 Cash                                $ 8,964
                 Total assets                        $ 8,964
                 Total liabilities                   $   590
                 Shareholders' equity                $ 8,374

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. We will require the proceeds from this offering to accomplish the milestones set forth below.

We have received a going concern comment in the notes to our financial statements that raise substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets and limited operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

PLANNED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

NOVEMBER 2007

We will attend the American Film Market in Santa Monica, CA from the 1st - 7th of November to begin meeting with writers and producers to start the optioning process

This is one of the premiere film and TV markets in the world and an ideal place to meet with the appropriate parties to introduce the company. This event is attended by international industry professionals so it as an ideal venue to introduce our new company to the industry. This will cost approximately $2500, including the market access badge and various functions.

DECEMBER 2007

During this month we will start packaging together writing and production teams who will develop the optioned properties. Our goal is to have 10 projects optioned and packaged within the year to sell off to studios and other production companies for a profit.

Due to the Christmas season, we expect to have only 2.5 weeks of time to devote to furthering our business, since most people are out of the office.

JANUARY 2008

We will continue our work from December, sourcing and interviewing the other teams that we want on board.

We will attend the Sundance Film Festival from the 17th-24th of January in Park City, Utah. This is one of the top film festivals in the world and a definite stop on the agenda. Our goals here will be to promote the company and to expand on the projects we consider to option. Costs for this trip will be roughly $2000 including marketing materials.

JANUARY/FEBRUARY/MARCH 2008

During these months we will analyze projects currently being considered and determine which projects have the most potential based on profitability. We will hone the top 10 (assuming there are 10 meeting our parameters) and determine which ones to package to Optioning costs will vary between $2500-3500 for 6 month-two year options. Total expenditures on options will be roughly $21,000.

APRIL 2008

April 7-11th we will attend the MIPTV conference in Cannes, France. This is the premier TV market in the world and all of the top companies in the world attend. This is an excellent venue to further promote our company and to introduce us to additional TV properties to option. We anticipate this will run us approximately $3000.

MAY 2008

Depending on the amount of feature projects we have ready we may also attend the Cannes Film Festival from the 14th-25th of May. As it is a similar trip to MIPTV, costs will also range around $3000.

JUNE 2008

We may attend the Banff TV festival taking place in Banff, Alberta, Canada from the 8th-11th of June. This is another highly regarded and well-attended forum where we can source additional projects to possibly option and to further expand on our success from MIPTV. Approximate costs will be $2500 if we determine it is appropriate to attend.

JULY/AUGUST 2008:

This is the best time for us to take stock of a busy 8 months and begin putting the final touches of our optioned projects and start finalizing the packaging process, taking into consideration current market conditions.

SEPTEMBER/OCTOBER/NOVEMBER 2008:

We will begin talking to studios and large production companies about our packaged projects and plan to sell at least five of them with a standard mark up by end of November.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated no revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the general operating costs for the next 12 months, fund the completion of this offering, and apply for an exchange listing.

To meet our needs for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, it will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise the money we need from this offering to proceed with the implementation of our business plan, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from either our officer or other persons. Equity financing could result in additional dilution to existing shareholders.

While the officer and director have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officer and director and Boreal Productions. During the first year of operations, our officer and director will also provide her labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from this offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the term covered by this prospectus. There are also no plans or expectations to acquire or sell any major assets in the first year of operations.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares. If we are successful the money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Our director has agreed to advance funds as needed until the public offering is completed or failed. While she has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $9,000 through the sale of common stock to our officer and director who purchased 3,000,000 shares of our common stock at $0.003 per share. From inception until the date of this filing we have had limited operating activities. Our financial statements for the period from inception (September 25, 2007) through September 30, 2007 report no revenues and a net loss of $590.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a September 30, year-end.

BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective September 24, 2007 (date of inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NEW ACCOUNTING STANDARDS

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of a detached office space on a private piece of property while we are in the organizational stage. We have not leased an office yet but anticipate signing a lease in 2008.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 25, 2007, a total of 3,000,000 shares of Common Stock were issued in exchange for cash in the amount of $9,000 U.S., or $.003 per share to Andrea Fehsenfeld, the sole officer and director of the company. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended. (See "Principal Stockholders".)

Ms. Fehsenfeld will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Boreal Productions, and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus we had 1 shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and

Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, are aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                             EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us during the fiscal year that ended September 30, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

                           SUMMARY COMPENSATION TABLE

                                                                   Non-Equity   Non-qualified
                                                                   Incentive     Deferred        All
 Name and                                                            Plan         Compen-       Other
 Principal                                    Stock       Option    Compen-       sation       Compen-
 Position       Year   Salary($)  Bonus($)   Awards($)   Awards($)  sation($)    Earnings($)   sation($)  Totals($)
 --------       ----   ---------  --------   ---------   ---------  ---------    -----------   ---------  ---------
Andrea          2007    $ 0          0           0           0          0             0            0        $ 0
Fehsenfeld
President,
Chief
Executive
Officer and
Director

OPTION GRANTS TABLE. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

The officer and director of the company does not intend to receive cash remuneration or salary for her efforts unless and until our business operations are successful, at which time salaries and other remuneration will be established by the Board of Directors, as appropriate.

Our officer, director, advisor or key employee is not currently party to employment agreements with the company. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available for directors, officers or employees of the company.

                              FINANCIAL STATEMENTS

The audited financial statements of Boreal Productions Inc. for the year ended September 30, 2007, and related notes which are included in this offering have been examined by George Stewart, Certified Public Accountant. We include the financial statements in reliance on his reports, given upon his authority as an expert in accounting and auditing.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

                            BOREAL PRODUCTIONS INC.

                                      INDEX


Report of Independent Registered Public Accounting Firm                    F-2

Financial Statements:

     Balance Sheet - September 30, 2007                                    F-3

     Statement of Operations - September 24, 2007 through
     September 30, 2007                                                    F-4

     Statement of Stockholders' Equity - September 24, 2007
     through September 30, 2007                                            F-5

     Statement of Cash Flows - September 24, 2007 through
     September 30, 2007                                                    F-6

Notes to Financial Statements                                              F-7

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Boreal Productions Inc.

I have audited the accompanying balance sheet of Boreal Productions Inc. (An Exploration Stage Company) as of September 30, 2007, and the related statement of operations, stockholders' equity and cash flows for the period from September 24, 2007 (inception), to September 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boreal Productions Inc., (An Exploration Stage Company) as of September 30, 2007, and the results of its operations and cash flows from September 24, 2007 (inception), to September 30, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 3 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ George Stewart, CPA
-------------------------------
Seattle, Washington
October 16, 2007

                             BOREAL PRODUCTIONS INC.
                          (A Development Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------


                                                                      As of
                                                                   September 30,
                                                                       2007
                                                                     --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $  8,964
                                                                     --------

      TOTAL CURRENT ASSETS                                              8,964
                                                                     --------

                                                                     $  8,964
                                                                     ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                   $    590
                                                                     --------

      TOTAL CURRENT LIABILITIES                                           590

TOTAL LIABILITIES                                                         590

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 3,000,000 shares issued and outstanding
   as of September 30, 2007                                             3,000
  Additional paid-in capital                                            6,000
  Subscription Receivable                                                 (36)
  Deficit accumulated during development stage                           (590)
                                                                     --------

      TOTAL STOCKHOLDERS' EQUITY                                        8,374
                                                                     --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $  8,964
                                                                     ========


                       See Notes to Financial Statements

                             BOREAL PRODUCTIONS INC.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------


                                                             September 24, 2007
                                                                (inception)
                                                                  through
                                                               September 30,
                                                                   2007
                                                                ----------
REVENUES
  Revenues                                                      $       --
                                                                ----------
TOTAL REVENUES                                                          --

GENERAL & ADMINISTRATIVE EXPENSES                                      590
                                                                ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                               (590)
                                                                ----------

NET INCOME (LOSS)                                               $     (590)
                                                                ==========

BASIC EARNINGS PER SHARE                                        $    (0.00)
                                                                ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                       3,000,000
                                                                ==========



                       See Notes to Financial Statements

                             BOREAL PRODUCTIONS INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
         From September 24, 2007 (Inception) through September 30, 2007
--------------------------------------------------------------------------------

                                                                                   Deficit
                                                                                 Accumulated
                                                       Common      Additional      During
                                         Common        Stock        Paid-in      Development
                                         Stock         Amount        Capital        Stage        Total
                                         -----         ------        -------        -----        -----
BALANCE, SEPTEMBER 24, 2007                   --      $    --        $    --       $   --       $    --

Stock issued for cash on
September 24, 2007 @ $0.003
per share                              3,000,000        3,000          6,000                      9,000

Subscription Receivable                                                                             (36)

Net loss, September 30, 2007                                                         (590)         (590)
                                      ----------      -------        -------       ------       -------

BALANCE, SEPTEMBER 30, 2007            3,000,000      $ 3,000        $ 6,000       $ (590)      $ 8,374
                                      ==========      =======        =======       ======       =======



                       See Notes to Financial Statements

                             BOREAL PRODUCTIONS INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------


                                                              September 24, 2007
                                                                 (inception)
                                                                   through
                                                                September 30,
                                                                    2007
                                                                  --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $   (590)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
     Increase (Decrease) in Accounts Payable                           590
                                                                  --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           --

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                           3,000
  Additional paid-in capital                                         6,000
  (Increase) Decrease in Subscription Receivable                       (36)
                                                                  --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        8,964
                                                                  --------

NET INCREASE (DECREASE) IN CASH                                      8,964

CASH AT BEGINNING OF PERIOD                                             --
                                                                  --------
CASH AT END OF YEAR                                               $  8,964
                                                                  ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                        $     --
                                                                  ========
  Income Taxes                                                    $     --
                                                                  ========


                       See Notes to Financial Statements

                             BOREAL PRODUCTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2007


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Boreal Productions Inc. (the Company) was incorporated under the laws of the State of Nevada on September 24, 2007. The Company was formed to option feature films and TV projects and then package them to sell at a profit to various studios and production companies.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an September 30, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective September 24, 2007 (date of inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                             BOREAL PRODUCTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2007


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from September 24, 2007 (date of inception) to September 30, 2007 and generated a net loss of $590. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $8,964 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 3,000,000 shares for sale at $.015 per share to raise capital of $45,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

                             BOREAL PRODUCTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2007


NOTE 5. RELATED PARTY TRANSACTIONS (Continued)

Andrea Fehsenfeld, sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. She will also not receive any interest on any funds that she may advance to the Company for offering expenses prior to the offering being closed which will then be repaid from the proceeds of the offering.

NOTE 6. INCOME TAXES

                                                        As of September 30, 2007
                                                        ------------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $   590
     Other                                                             0
                                                                 -------
     Gross deferred tax assets                                       590
     Valuation allowance                                            (590)
                                                                 -------

     Net deferred tax assets                                     $     0
                                                                 =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of September 30, 2007, the Company has a net operating loss carryforward of approximately $590. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

                             BOREAL PRODUCTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2007


NOTE 8. STOCK TRANSACTIONS (Continued)

On September 24, 2007 the Company issued a total of 3,000,000 shares of common stock to one director for cash in the amount of $0.003 per share for a total of $9,000.

As of September 30, 2007 the Company had 3,000,000 shares of common stock issued and outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2007:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 3,000,000 shares issued and outstanding.

NOTE 10. NEW ACCOUNTING PRONOUCEMENTS

Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company's financial statements.

FASB STATEMENTS:

In December 2004, the FASB issued Financial Accounting Standards No 123 (revised
2004) (SFAS  123R),  "SHARE-BASED  PAYMENT."  SFAS 123R  replaces  SFAS No. 123,
"ACCOUNTING FOR STOCK-BASED COMPENSATION," and supersedes APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." SFAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R is effective in fiscal periods that begin after December 15, 2005.

In December 2004, FASB issued Financial Accounting Standards No. 153, "EXCHANGES OF NON-MONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS (SFAS 153)." This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective in fiscal periods that begin after June 15, 2005.

                             BOREAL PRODUCTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2007


NOTE 10. NEW ACCOUNTING PRONOUCEMENTS (Continued)

In May 2005, the FASB issued SFAS No. 154, "ACCOUNTING CHANGES AND ERROR CORRECTIONS, A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously,

Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

In February 2006, FASB issued Financial Accounting Standards No. 155, "ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS - AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "APPLICATION OF STATEMENT 133 TO BENEFICIAL
INTERESTS IN SECURITIZED FINANCIAL ASSETS." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

In March 2006, FASB issued Financial Accounting Standards No. 156, "ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS - AN AMENDMENT OF FASB STATEMENT NO. 140." This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective in the first fiscal year that begins after September 15, 2006.

In September 2006, FASB issued Financial Accounting Standards No. 157, "FAIR VALUE MEASUREMENTS." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. SFAS 157 is effective in the first fiscal year that begins after November 15, 2007.

In September 2006, FASB issued Financial Accounting Standards No. 158, "EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R)." This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of

                             BOREAL PRODUCTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2007


NOTE 10. NEW ACCOUNTING PRONOUCEMENTS (Continued)

financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the first fiscal year ending after December 15, 2006.

In February 2007, FASB issued Financial Accounting Standards No. 159, "THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES--INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $    2
     Accounting fees and expenses                                    $2,400
     Legal fees                                                      $1,500
     Transfer Agent fees                                             $  700
     Printing                                                        $  398
                                                                     ------
     Total                                                           $5,000
                                                                     ======

RECENT SALES OF UNREGISTERED SECURITIES

On September 25, 2007, a total of 3,000,000 shares of Common Stock were issued in exchange for cash in the amount of $9,000 U.S., or $.003 per share to the director of the company. In issuing the shares, the company relied upon Section 4(2) of Securities Act of 1933, as amended. This did not constitute a public offering.

                                    EXHIBITS

     Exhibit 3.1    Articles of Incorporation
     Exhibit 3.2    Bylaws
     Exhibit 5.1    Opinion re: Legality
     Exhibit 23.1   Consent of counsel (see Exhibit 5.1)
     Exhibit 23.2   Consent of independent auditor
     Exhibit 99.1   Subscription Agreement

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and
     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on October 22, 2007.


By: /s/ Andrea Fehsenfeld
    --------------------------------------------------------
    ANDREA FEHSENFELD
    President, Chief Executive Officer,
    and Chairman of the Board of Directors


By: /s/ Andrea Fehsenfeld
    --------------------------------------------------------
    ANDREA FEHSENFELD
    Chief Financial Officer and Principal Accounting Officer

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Andrea Fehsenfeld, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/ Andrea Fehsenfeld                    President, Chief Executive Officer,
   ------------------------------------      Chief Financial Officer, Principal
   Andrea Fehsenfeld                         Accounting Officer and Chairman of
                                             the Board of Directors

October 22, 2007